Exhibit 23.2

www.bdo.ln	601, Floor 6, Raheja Titanium
Western Express Highway, Geetanjali Railway Colony
Ram Nagar, Goregaon (E), Mumbai 400063, INDIA

Consent of Independent Registered Public Accounting Firm

DigiAsia Bios Pte Ltd.,

Raffles Place, Singapore

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form F-4 of Stonebridge Acquisition Corporation of our report dated June 23, 2023 relating to the consolidated financial statements of DigiAsia Bios Pte Ltd., which appears in this Registration Statement.

We also consent to the reference to us under the caption ''Experts" in the Registration Statement.

BDO INDIA LLP

/s/ BDO India LLP
Mumbai, India Septetmber 28, 2023

BDO India LLP, an Indian limited liability partnership firm, with LLP Identity No. AAB 7880, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the International BDO network of independent member firms.

Head Office: The Ruby, Level 9, North West Wing, Senapati Bapat Marg, Dadar (W), Mumbai 400028, INDIA | Tel: +91 22 6228 0817